Exhibit 99.12

AllianceBernstein Announces March 31, 2006 Assets Under Management

First Quarter Earnings Conference Call To Be Held On April 26, 2006

New York, NY, April 11, 2006 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported that preliminary assets under management increased by approximately $9 billion, or 1.5%, in the month of March to $617 billion due to favorable investment returns in global and international equity services, offset partially by unfavorable fixed income investment returns, and positive net flows in all distribution channels.

Effective January 1, 2006, transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm. AUM at March 31 and February 28, 2006 reflect these transfers.

	ALLIANCEBERNSTEIN L.P. ASSETS UNDER MANAGEMENT ($ billions)
	At March 31, 2006 (preliminary)				At Feb 28, 2006
	Institutional Investments	Retail	Private Client	Total	Total
Equity
Growth	$ 88	$ 51	$ 20	$ 159	$ 156
Value	171	53	39	263	255
Total Equity	259	104	59	422	411

Fixed Income	106	36	22	164	166
Index/Structured	25	6	0	31	31

Total	$390	$146	$81	$617	$608

	At February 28, 2006

Total (after transfers)	$384	$144	$80	$608

Total (before transfers)	$376	$153	$79	$608

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2006 RESULTS

AllianceBernstein’s management will review first quarter 2006 financial and operating results on Wednesday, April 26, 2006, during a conference call at 5:30 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 877-234-1973 in the U.S. or 973-582-2700 outside the U.S., ten minutes before the 5:30 p.m. (New York Time) scheduled start time. The conference ID# is 7252607.

2.               To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on AllianceBernstein’s website at the above web address after the release of its results on April 26, 2006.

A replay of the conference call will be made available for one week beginning at 7:30 p.m. (New York Time) on April 26, 2006. In the U.S., please call 877-519-4471 or, outside the U.S., call 973-341-3080, and provide the conference ID# 7252607. The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2006, AllianceBernstein Holding L.P. (“Holding”) owned approximately 32.7% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 60.2% of the AllianceBernstein Units at March 31, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and

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Holding, represent an approximate 60.6% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2005. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.

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